AGREEMENT

This Agreement is made as of the twenty-fifth day of February, 2003 between SuperiorClean, Inc., a Nevada corporation ("SUCN") and Micah Gautier ("Gautier").

1. SUCN will purchase 5,800,000 issued and outstanding shares of SUCN from Gautier, constituting all but 200,000 shares of SUCN owned by Gautier, for the following consideration:

     $150,000.00, payable as follows:

       1. $5,000 previously paid,

       2. $5,000 paid upon execution.

       3. the remaining $140,000 will be payable in the form of a non interest bearing note due in 90 days after February 07, 2003, the note is extendible for a period of 60 days at the discretion of SUCN.

Gautier owns this stock free and clear of all liens, claims or encumbrances and has the full right and power to sell this stock back to SUCN as contemplated in this Agreement.

2. Gautier agrees to a termination of his Employment Agreement with SUCN dated _____, if applicable and a release of all liabilities associated therewith or otherwise in connection with his employment by SUCN, subject to all provisions of federal and state law concerning notice and opportunity to rescind, incorporated by reference herein.

3. As additional consideration for the purchase of the shares from Gautier, subject to shareholder approval under Nevada law and the filing and mailing of an information statement on Schedule 14C Franchise Assets of SuperiorClean set forth on Schedule A.

4. Prior to closing, Gautier shall elect Aldo Rotondi to the Board of Directors of SUCN to fill the vacancy created by Gautier's resignation. Thereafter, Rotondi will be the sole director and officer of SUCN.

5. SuperiorClean and Micah Gautier, jointly and severally, represent and warrant to Fund and Aldo, jointly and severally as follows, with the knowledge and understanding that Fund and Aldo are relying materially upon such representations and warranties:

      A.1 Organization and Standing. SuperiorClean is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. SuperiorClean has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of SuperiorClean, and all states in which SuperiorClean is qualified to do business as of the date hereof, are listed in the information in SEC filings. The copies of the Articles of Incorporation and Bylaws of SuperiorClean, as amended to date, delivered to Fund and Aldo, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information SEC filings, SuperiorClean does not own any interest in any other corporation, business trust or similar entity. The minute book of SuperiorClean contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.

     A.2 Capitalization. SuperiorClean is authorized to issue 20,000,000 shares of common stock, par value $0.001. As of February 20, 2003, SuperiorClean had 8,876,500 shares of Common Stock issued and outstanding held by 96 shareholders of record. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which SuperiorClean is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of SuperiorClean, except as set forth in SEC filings. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of SuperiorClean. SuperiorClean has no subsidiaries except as set forth in SEC filings.

      A.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by SuperiorClean in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of SuperiorClean, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     A.4 Properties. Except as set forth on the information in SEC filings concerning SuperiorClean, SuperiorClean has good title to all of the Assets which it purports to own as reflected on the balance sheet included in the Financial Statements as filed with the SEC, or thereafter acquired. SuperiorClean has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against SuperiorClean, as the case may be, and, to the knowledge of SuperiorClean, the other parties thereto in accordance with its terms. Neither SuperiorClean nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the Assets of SuperiorClean is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of SuperiorClean, any such condemnation, expropriation or taking been proposed. None of the assets of SuperiorClean is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

        A.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of SuperiorClean (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of SuperiorClean and except governmental licenses, permits, authorizations, approvals and other matters referred to in SEC filings) are listed and described in the information in SEC filings concerning SuperiorClean. SuperiorClean is the holder of, or party to, all of the SuperiorClean Contracts. To the knowledge of SuperiorClean, the SuperiorClean Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither SuperiorClean nor any signatory thereto is in default or breach of any material provision of the SuperiorClean Contracts. SuperiorClean's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the SuperiorClean Contracts.

     A.6 Litigation. Except as disclosed in the information in SEC filings concerning SuperiorClean, there is no claim, action, proceeding or investigation pending or, to the knowledge of SuperiorClean, threatened against or affecting SuperiorClean before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of SuperiorClean, could have any materially adverse effect on SuperiorClean. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SuperiorClean.

      A.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

  SuperiorClean has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of SuperiorClean are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. SuperiorClean has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

  SuperiorClean is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against SuperiorClean that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of SuperiorClean. There is no valid basis, to the knowledge of SuperiorClean, except as set forth in SEC filings, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to SuperiorClean by any governmental authority.

      A.8 Compliance with Laws and Regulations. To its knowledge, SuperiorClean is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of SuperiorClean is currently conducted or to which SuperiorClean is currently subject which has a material impact on SuperiorClean, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act and all similar Canadian laws, rules and regulations. SuperiorClean knows of no assertion by any party that SuperiorClean is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by SuperiorClean. To the knowledge of SuperiorClean, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of SuperiorClean.

      A.9 Compliance with Laws. (a) To its knowledge, the business, operations, property and assets of SuperiorClean (and, to the knowledge of SuperiorClean, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of SuperiorClean and the activities of which could result in any material adverse liability to SuperiorClean) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable Canadian, US, province, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund
Amendments and Reauthorization Act) ("CERCLA"), and the Resource Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters whether US or Canadian; and (ii) have been conducted and operated in a manner such that, to SuperiorClean's knowledge, SuperiorClean has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine or similar laws, rules and regulations in Canada.

      (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by SuperiorClean, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters or similar laws, rules and regulations in Canada.

      (c) Except as disclosed in the information in SEC filings concerning SuperiorClean, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or Canadian, US, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by SuperiorClean is pending or, to the knowledge of SuperiorClean, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. SuperiorClean does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section A.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

     A.10 Information.  SuperiorClean has furnished and will
continue  to  furnish  Fund  and Aldo  all  information  and
financial   statements  as  Fund  and  Aldo  may  reasonably
request.

      A.11 Condition of Assets. The equipment, fixtures and other personal property of SuperiorClean, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of SuperiorClean as is contemplated to be conducted.

      A.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by SuperiorClean will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of SuperiorClean; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which SuperiorClean is a party or by which SuperiorClean or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of SuperiorClean under, or create any rights of termination, cancellation or acceleration in any person under, any SuperiorClean Contract.

     A.13 Employees. None of the employees of SuperiorClean is represented by any labor union or collective bargaining unit and, to the knowledge of SuperiorClean, no discussions are taking place with respect to such representation.

       A.14 Financial Statements. Without limiting the generality of the foregoing, (i) there is no basis for any assertion against SuperiorClean as of the date of the latest Financial Statements in the SEC filings of any debt, liability or obligation of any nature not fully reflected or reserved against in such Financial Statements; and (ii) there are no assets of SuperiorClean as of the date of such Financial Statements, the value of which is overstated in such Financial Statements. Except as disclosed in such Financial Statements, SuperiorClean has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. SuperiorClean is not a party to any contract or agreement for such Forward purchase or sale of any foreign currency that is material to SuperiorClean taken as a whole.

      A.15 Absence of Certain Changes or Events. Since the date of the last financial statement in the SEC filings, there has not been:

           (a) Any material adverse change in the financial condition, properties, assets, liabilities or business of SuperiorClean;

           (b) Any material damage, destruction or loss of any material properties of SuperiorClean, whether or not covered by insurance;

           (c) Any material change in the manner in which the business of SuperiorClean has been conducted;

           (d)  Any  material  change in the  treatment  and
protection   of   trade   secrets  or   other   confidential
information of SuperiorClean;

           (e) Any material change in the business or contractual relationship of SuperiorClean with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of SuperiorClean;

           (f) Any agreement by SuperiorClean, whether written or oral, to do any of the foregoing; and

           (g) Any occurrence not included in paragraphs (a) through (f) of this Section A.16 which has resulted, or which SuperiorClean has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of SuperiorClean.

      A.16 Governmental Licenses, Permits, Etc. To its knowledge, SuperiorClean has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in SEC filings concerning SuperiorClean includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     A.17 Employee Agreements.  (a) For purposes of this
Agreement, the following definitions apply:

          (1)  "ERISA" means the Employee Retirement Income
Security  Act  of  1974,  as amended,  and  any  regulations
promulgated   thereunder   or  similar   laws,   rules   and
regulations in Canada.

          (2) "Multi-employer Plan" means a plan, as defined
in   ERISA   Section  3(37)  or  similar  laws,  rules   and
regulations in Canada, to which SuperiorClean contributes or is required to contribute.

          (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA other than a Multi-employer Plan or similar laws, rules and regulations in Canada to which SuperiorClean contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of SuperiorClean.

          (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA or similar laws, rules and regulations in Canada.

          (5) "Employee Welfare Plan" means any Employee
Plan other than an Employee Pension Plan.

          (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of SuperiorClean, former employees, officers, directors or shareholders of SuperiorClean any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

       (b) The information in SEC filings concerning SuperiorClean lists, all (1) employment agreements and collective bargaining agreements to which SuperiorClean is a party; (2) compensation arrangements of SuperiorClean with any officer, director or employee; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which SuperiorClean has or may have any monetary obligations to employees or consultants of SuperiorClean or their beneficiaries or legal representatives or under which any such persons may have any rights. SuperiorClean has previously made available to Fund and Aldo true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, SuperiorClean has previously delivered or made available to Fund and Aldo (1) any related trust agreements, master trust agreements, annuity contracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of
Section 401(a) of the Code; (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefor and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and
(12) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by SuperiorClean to Fund and Aldo as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

     (c) Except as otherwise disclosed in the information in SEC filings concerning SuperiorClean:

           (1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

      A.18 Brokers. SuperiorClean has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

      A.19 Business Locations. SuperiorClean does not nor does it own or lease any real or personal property in any location except as set forth on the information in the SEC filings concerning SuperiorClean. SuperiorClean does not have a place of business (including, without limitation, SuperiorClean's executive offices or place where SuperiorClean's books and records are kept) except as otherwise set forth on the information in SEC filings concerning SuperiorClean.

      A.20 Intellectual Property. The information in SEC filings concerning SuperiorClean lists all of the Intellectual Property (as hereinafter defined) used by SuperiorClean which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of SuperiorClean's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of SuperiorClean. Other than as disclosed in the information in SEC filings concerning SuperiorClean, SuperiorClean does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by SuperiorClean or otherwise. All of the patents, trademark registrations and copyrights listed in the information in SEC filings concerning SuperiorClean that are owned by SuperiorClean are valid and in full force and effect. To the knowledge of SuperiorClean, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by SuperiorClean, nor to its knowledge are any proceedings threatened alleging any such violation, nor does SuperiorClean know of any valid basis for any such proceeding or claim. To the knowledge of SuperiorClean, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by SuperiorClean. To the knowledge of SuperiorClean, its use of software does not violate or otherwise infringe the rights of any third party.

     A.21 Warranties. The information in SEC filings concerning SuperiorClean sets forth a true and complete list of the forms of all express warranties and guaranties made by SuperiorClean to third parties with respect to any services rendered by SuperiorClean.

     A.22 Suppliers. Except as set forth in the information in SEC filings concerning SuperiorClean, SuperiorClean knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of SuperiorClean will not continue to conduct business with SuperiorClean after the Closing Date in substantially the same manner as it has conducted business prior thereto.

      A.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by SuperiorClean, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

      A.24 Governmental Approvals. To its knowledge, other than as set forth in the Agreement, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SuperiorClean with, any governmental authority, federal, state or local, is required in connection with SuperiorClean's execution, delivery and performance of this Agreement.

      A.25  No  Omissions  or Untrue Statements.   None  of  the
information relating to SuperiorClean in SEC filings, at the respective times that the filings are made contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      A.26 Information concerning SuperiorClean Complete. SuperiorClean shall promptly provide to Fund and Aldo notice concerning any of the information concerning SuperiorClean furnished hereunder if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to Fund and Aldo concerning SuperiorClean, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to Fund and Aldo concerning SuperiorClean, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in furnished by SuperiorClean following the date hereof shall not in any way affect Fund and Aldo's right not to consummate the transactions contemplated hereby as set forth herein.

To the extent SuperiorClean or its officers, directors or principal shareholders suffer any claim, loss, liability or damage as a result of any of the foregoing not being true or accurate in any respect, they may set off any amounts due as a result of the foregoing against the Note specified in paragraph 1.1 above without any further action.


6. This Agreement shall be governed by and construed and accordance with the laws of the State of Nevada, both substantive and remedial. This Agreement shall be enforceable in accordance with its terms and be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, executors and administrators, but this Agreement and the respective rights and obligations of the parties hereunder shall not be assignable by any party hereto without the prior written consent of the other. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof; supersedes all prior negotiations, letters and understandings relating to the subject matter hereof; and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom enforcement of any such amendment, supplement or modification is sought. In the event of any litigation between the parties to this Agreement relating to, or arising out of, this Agreement, the prevailing party shall be entitled to an award of reasonable attorney's fees and costs, trial and appellate levels. The failure or finding of invalidity of any provision of this Agreement shall in no manner affect the right to enforce the other provisions of same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any subsequent breach of any other provision.

7.  Approval

At such appropriate time as permitted by law, the Parties will immediately take the appropriate and necessary corporate action to authorize the Agreement and take whatever corporate action deemed necessary in order to carry out the transactions anticipated hereby.

8.  Indemnification

 Gautier will agree to indemnify and hold harmless SUCN with respect to all losses arising out of any breach of any representation, warranty or covenant of Gautier made pursuant to the Agreement. SUCN will agree to indemnify and hold harmless Gautier with respect to all losses arising out of any breach of any representation, warranty or covenant of SUCN made pursuant to the Agreement.

9.  Termination

This Agreement may be terminated only by the mutual written consent of the Parties hereto and may be extended only upon the mutual written consent of the Parties.

10.  Assignability

This Agreement shall not be assignable or transferable by either Party.

11.  Governing Laws

 The validity and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties to this Agreement agree that any litigation arising out of the terms of the proposed Merger set forth herein shall be commenced in courts located in the State of Nevada, Clark County. All parties consent to the exclusive jurisdiction and venue of the federal and state courts located in Clark County with respect to any action arising under this Agreement.

12.  Amendment

This Agreement shall be amended only with the written consent of the Parties.

13.  Counterparts

This Agreement may be executed in multiple counterparts by original or facsimile signature, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

14.  Brokers' or Finders' Fees

Each Party shall indemnify and hold the other Party harmless from any claim for brokerage or finders' fees arising out the transactions contemplated hereby by any person claiming to have been engaged by either Party.

15. Expenses

Except as provided herein, each of Gautier and SUCN, and their shareholders, respectively, shall bear its own expenses in connection with the preparation for the consummation of the transaction contemplated by this Agreement.

16.  Contemporaneous Closing

This Agreement shall close contemporaneously with that certain Agreement between SUCN and Stephen Brock or assigns and Aldo Rotondi dated February 20, 2003 attached hereto as Schedule E. If those agreements do not close, no party to this Agreement shall close this Agreement until such closings occur or have any liability to the other party as a result thereof.

The foregoing Agreement is accepted, approved and agreed to by SuperiorClean, Inc. this 25th day of February, 2003.


SUPERIORCLEAN, INC.


By:  /s/ Micah Gautier
    ----------------------

Name: Micah Gautier,

Title:  President


The foregoing Agreement is accepted, approved and agreed to by Gautier this 25th day of February, 2003.






By:  /s/ Micah Gautier
    -------------------

Name:   Micah Gautier